Morgan Grenfell Investment Trust Smaller Companies Fund
Procedures Pursuant to Rule 10f-3

				SECURITIES PURCHASED		COMPARABLE SECURITY #1			COMPARABLE SECURITY #2
(1) Names of
	Underwriters	Hambrecht & Quist, JC 		Credit Suisse First Boston, 		BancBoston Robertson Stephens,
				Bradford, Raymond James 	BancBoston Robertson Stephens, 	US Bancorp Piper Jaffray,
				& Associates, Soundview 	NationsBanc Montgomery Securities, 	SoundView Technology Group,
				Technology Group, BancBoston 	First Union Capital Markets, 		Deutsche Bank Secs., Donaldson
				Robertson Stephens, Deutsche 	Dain Rauscher Wessels, First 		Lufkin Jenrette, Hambrecht &
				Bank Secs., Prudential, 	Albany, Invemed Associates, 		Quist, Lehman Brothers, Dain
				Salomon Smith Barney, 		Kaufman Brothers, Legg Mason 		Rauscher Wessels, First
				Charles Schwab, Advest, 	Wood Walker, Needham, Charles 	Albany, Needham
				SunTrust Equitable Secs., 	Schwab, SG Cowen, CE
				First Albany, First Union 	Unterberg
				Capital Markets, Pacific
				Crest, Robinson-Humphrey,
				Sandler , O'Neill &
				Partners, Wachovia Secs.

(2) Names of Issuer 	nFront, Inc				Silknet Software, Inc			Persistence Software, Inc

(3) Title of Security	nFront, Inc				Silknet Software, Inc			Persistence Software, Inc
				Common Stock			Common Stock				Common Stock

(4) Date of First
	Offering		June 29, 1999			May 5, 1999					June 24, 1999

(5) Amount of Total
	Offering		3,900,000 shares			3,000,000 shares				3,000,000 shares

(6) Total Value of
	Offering		$39,000,000				$45,000,000					$33,000,000

(7) Unit Price		$10.00				$15.00					$11.00

(8) Underwriting
	Discount		$0.70 (7%)				$1.05 (7%)					$0.77 (7%)

(9) Dollar Amount
	Purchased		$1,000				NA						NA

(10) Number of Shares
	Purchased		100					NA						NA



(11) Years of Continuous
	Operation		The company has been in
				continuous operation for
				at least three years		NA						NA

(12) % of Offering
	Purchased by
	Fund			0.00256				NA						NA

(13) % of Offering
	Purchased by
	Associated
	Investment
	Companies		0.03846				NA						NA

(14) % of Offering
	Purchased by
	Fund and
	Associated Funds
	(Limited to 25%
	of the Offering)	0.04102				NA						NA

(15) Name(s) of
	Underwriter(s) or
	Dealer(s) from
	whom Purchased	Hambrecht & Quist, JC
				Bradford, Raymond
				James & Associates		NA						NA